                       EXHIBIT 10.49

Amendment No. 10 dated November 5, 1993 to
Accounts Financing Agreement dated August 2, 1990 between Congress Financial Corporation (Southwest) and Farah U.S.A., Inc.

        AMENDMENT NO. 10 TO FINANCING AGREEMENTS

                   FARAH U.S.A., INC.
                    8889 Gateway West
                  El Paso, Texas  79925

                                     November 3, 1993

  Congress Financial Corporation
    (Southwest)
  1201 Main Street
  Dallas, Texas 75250

  Gentlemen:

       Congress Financial Corporation (Southwest)
  ("Lender") and Farah U.S.A., Inc. ("Farah USA") have entered into financing arrangements pursuant to the Accounts Financing Agreement [Security Agreement], dated as of August 2, 1990, between Lender and Farah
  USA and various supplements thereto, as amended pursuant to Amendment No. 1 to Financing Agreements, dated November 5, 1990, Amendment No. 2 to Financing
  Agreements, dated February 11, 1991, Amendment No. 3 to Financing Agreements, dated January 29, 1992,
  Amendment No. 4 to Financing Agreements dated June
  25, 1992, Amendment No. 5 to Financing Agreements, dated August 31, 1992, Amendment No. 6 to Financing
  Agreements, dated September 4, 1992, Amendment No. 7 to Financing Agreements, dated September 16, 1992,
  Amendment No. 8 to Financing Agreements, dated as of
  May 7, 1993, Amendment No. 9 to Financing
  Agreements, dated July 16, 1993, and as amended pursuant to the letter agreement dated as of October
  28, 1992 (collectively, as so amended and as amended hereby, the "Accounts Agreement", and together with all supplements thereto, including, but not limited to, the Covenant Supplement to Accounts Financing
  Agreement [Security Agreement] dated as of August 2,
  1990, and all other agreements, documents and instruments at any time executed and/or delivered in connection with any of the foregoing or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing
  Agreements"), which Financing Agreements include, inter alia, the guarantees of all obligations of Farah USA to Lender by each of Farah Incorporated,
  Farah International, Inc., Farah Sales Corp., Farah
  Manufacturing Company, Inc., Farah Manufacturing
  Company of New Mexico, Inc., Farah Clothing Company,
  Inc., FTX, Inc. and Radco Sportswear, Inc.
  (individually and collectively, "Guarantors") and
  Value Slacks, Inc. and Value Clothing Company, Inc.
  (individually and collectively, the "Value Slacks
  Companies").

       Farah USA, the Value Slacks Companies and
  Guarantors have requested certain amendments to the Financing Agreements and Lender is willing to agree to such amendments subject to the terms and conditions set forth herein. By this Agreement, Lender, Farah USA, the Value Slacks Companies and
  Guarantors desire and intend to evidence such amendments.

       In consideration of the foregoing and the respective agreements and covenants contained herein, the parties hereto agree as follows:

       1.   Definitions

            (a)  Amendments to Definitions.

                 (i)    All references to the term
  "Annual Rate" in the Financing Agreements shall be deemed and each such reference is hereby amended to mean a rate equal to two and one-quarter (2 1/4%) percent per annum in excess of the Index Rate.

                 (ii)   All references to the term
  "Borrower" in the Financing Agreements shall be deemed and each such reference is hereby amended to mean Farah USA as such term is defined herein.

                 (iii)  All references to the term
  "Maximum Credit" in the Financing Agreements shall be deemed and each such reference is hereby amended to mean $40,000,000; provided, that, in the event
  Lender shall at any time hereafter enter into financing arrangements with Farah Manufacturing
  (U.K.) Limited, such amount shall be reduced, automatically and without further action by any party hereto, as of any date by an amount equal to the aggregate amount of the loans outstanding as of such date made by Lender to such person. Nothing contained herein shall be construed to require
  Lender to enter into such financing arrangements or constitute a commitment to lend to such person.

                 (iv)   All references to the term
  "Obligations" in the Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, any and all loans, indebtedness, liabilities and obligations of any kind owing by Value Clothing to Lender, however evidenced, whether as principal, guarantor or otherwise, whether arising under the Accounts
  Agreement, this Amendment, or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, and whether arising directly or acquired from others (including, without limitation, participations or interests of Lender in obligations of Value Clothing to others) and including, without limitation, Lender's charges, commissions, interest, expenses, costs and attorneys' fees chargeable to Value Clothing in connection with all of the foregoing.

                 (v)    All references to the term "Pre-Tax
  Profits" in the Financing Agreements shall be deemed and each such reference is hereby amended to mean as to any Person, with respect to any period, the consolidated net income of such Person and its Subsidiaries for such period (exclusive of extraordinary gains), after deducting all charges which should be deducted before arriving at consolidated net income for such period, all in accordance with GAAP and before deducting the Allowance for Taxes for such period. For the purposes of this definition, (A) net income excludes any gain (but not loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business, or of any capital stock of such Person or a Subsidiary of such Person and (B) the term "Allowance for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether federal, state or local, and whether foreign or domestic, that are paid or payable by any Person and its Subsidiaries in respect of such period on a consolidated basis in accordance with GAAP.

                 (vi) All references to the term "Renewal Date" in the Financing Agreements shall be deemed and each such reference is hereby amended to mean: "November 3, 1995".

            (b) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Accounts Agreement (including all supplements thereto) shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

                 (i) "Borrowers" shall mean, individually and collectively, jointly and severally, Farah USA and Value Clothing and their respective successors and assigns.

                 (ii) "Eligible Inventory" shall mean Inventory of Farah USA consisting of Finished Goods, Work-in-Process and Raw Materials acceptable to Lender in all respects. General criteria for Eligible Inventory may be established and revised from time to time by Lender in its exclusive reasonable judgment. In determining such acceptability Lender may, but need not, rely on reports and schedules of Inventory furnished to Lender by Farah USA, but reliance thereon by Lender from time to time shall not be deemed to limit its right to revise standards of eligibility at any time. In general, except in Lender's sole discretion, Eligible Inventory shall not include (A) components which are not to be incorporated into Finished Goods, (B) spare parts, (C) packaging and shipping materials, (D) supplies used or consumed in the business of Farah USA, (E) Inventory subject to a security interest or lien in favor of any third party, (F) bill and hold goods, (G) Inventory which is not subject to the perfected security interest of Lender, (H) defective goods, (I) obsolete, slow-moving and/or discontinued goods, (J) "seconds" and (K) Inventory purchased on consignment.

                 (iii)    "Farah USA" shall mean Farah U.S.A.,
  Inc., a Texas corporation and its successors and assigns.

                 (iv)    "Finished Goods" shall mean Inventory of
  Farah USA consisting of first quality finished goods held for resale to customers of Farah USA in the ordinary course of our business.

                 (v) "Inventory Loan Letter" shall mean the letter agreement, dated as of August 2, 1990, between Lender and Farah USA with respect to loans based on Eligible Inventory by Lender to Farah USA, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                 (vi)   "Raw Materials" shall mean Inventory of
  Farah USA consisting of raw materials used by Farah USA to produce Work-in-Process and/or Finished Goods (and including piece goods, major trim and minor trim).

                 (vii)  "Value" shall mean cost computed on a
  first-in-first-out basis or market price, as determined by Lender, whichever is lower.

                 (viii)    "Value Clothing" shall mean Value
  Clothing Company, Inc., a Texas corporation and wholly owned subsidiary of Value Slacks, and its successors and assigns.

                 (ix)    "Value Slacks" shall mean, Value Slacks,
  Inc., a Texas corporation, and its successors and assigns.

                 (x)     "Value Slacks Companies" shall mean
  individually and collectively, Value Slacks and Value Clothing.

                 (xi) "Value Slacks Eligible Inventory" shall mean inventory of the Value Slacks Companies consisting of finished goods which are located at the premises of the Value Slacks Companies set forth on Exhibit A hereto (or the premises of the Value Slacks Companies established in accordance with
  Section 3(b) of the General Security Agreement, dated as of August 2, 1990, by the Value Slacks Companies in favor of Lender, as such Section is amended hereby) and acceptable to Lender in all respects. General criteria for Value Slacks Eligible Inventory may be established and revised from time to time by Lender in its exclusive reasonable judgment. In determining such acceptability Lender may, but need not, rely on reports and schedules of Inventory furnished to Lender by either or both of the Value Slacks Companies or Farah USA, but reliance thereon by Lender from time to time shall not be deemed to limit its right to revise standards of eligibility at any time. In general, except in Lender's sole discretion, Value Slacks Eligible Inventory shall not include (A) raw materials, (B) work-in-process, (C) components which are not to be incorporated into finished goods, (D) spare parts, (E) packaging and shipping materials, (F) supplies used or consumed in the business of the Value Slacks Companies, (G) Inventory subject to a security interest or lien in favor of any third party, (H) bill and hold goods, (I) Inventory which is not subject to the perfected security interest of Lender and (J) Inventory purchased on consignment.

                 (xii) "Value Slacks Puerto Rico Agreements" shall mean, individually and collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (A) the Factors Lien Supplement to Security Agreement between Value Slacks and Lender,
  (B) the Notice of Assignment of Accounts Receivable between Value Slacks and Lender, (C) the Inventory Consignment by Value Slacks in favor of Lender, (D) the Notice of Lien Pursuant to Act No. 86 between Value Slacks and Lender and (E) the Certificate of Resolution by Value Slacks.

                 (xiii) "Work-in-Process" shall mean Inventory of Farah USA which is in the process of being converted from Raw
  Materials to Finished Goods.

            (c) Interpretation. All capitalized terms used herein shall have the meaning assigned thereto in the other Financing
  Agreements, unless otherwise defined herein.

       2.   Farah USA Loans.

            (a) Notwithstanding anything to the contrary contained in Section 2 of the Accounts Agreement or in the Inventory Loan Letter (or any amendment with respect thereto entered into prior to the date hereof), Lender shall, in its discretion, make loans to Farah USA from time to time, at the request of Farah USA, of up to:

            (i) eighty-five (85%) percent of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as Lender may determine from time to time); plus

           (ii) sixty (60%) percent of the Value of Eligible Inventory consisting of Finished Goods (or such greater or lesser percentage thereof as Lender may determine from time to time); plus

           (iii) ten (10%) percent of the Value of Eligible Inventory consisting of Work-in-Process (or such greater or lesser percentage thereof as Lender may determine from time to time); plus

            (iv) fifty (50%) percent of the Value of Eligible Inventory consisting of Raw Materials (or such greater or lesser percentage thereof as Lender may determine from time to time).

            (b) The terms, conditions, agreements and covenants set forth in the Inventory Loan Letter (including any prior amendments thereto) are amended and restated in their entirety by the terms hereof, and as so amended and restated, replaced and superseded by the terms, conditions, agreements and covenants set forth herein; except that nothing herein or in the other Financing Agreements shall impair or adversely affect the continuation of the liability of Farah USA for any Obligations arising prior to the date hereof. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations of Farah USA evidenced by or arising under the Inventory Loan Letter, and the liens and security interests securing such Obligations, which shall not in any manner be impaired, limited, terminated, waived or released. The principal amount of the loans outstanding as of the date hereof under the Inventory Loan Letter shall be allocated to the loans hereunder in such manner and in such amounts as Lender shall determine.

       3.   Value Clothing Loans.

            (a) Lender shall, in its discretion, make loans to Value Clothing from time to time, at the request of Value
  Clothing (or Value Slacks or Farah USA on behalf of Value
  Clothing), of up to fifty (50%) percent of the Value of the Value Slacks Eligible Inventory (or such greater or lesser percentage thereof as Lender may determine from time to time).

            (b) All loans shall be charged to a loan account in the name of Value Clothing on Lender's books. Lender shall render to Farah USA, as agent for the Value Slacks Companies, each month a statement of its loan account which shall be considered correct and deemed accepted by, and binding upon, the Value Slacks Companies as an account stated, except to the extent that Lender receives a written notice of any specific exceptions by Value Clothing thereto within thirty (30) days after the date of such statement.

            (c) At Lender's option, all principal, interest, fees, commissions, costs, expenses or other charges payable by Value Clothing to Lender and any and all loans and advances by Lender to Value Clothing may be charged directly to the account of Value Clothing maintained by Lender.

            (d) All loans by Lender to Value Clothing shall be payable at the offices of Lender specified above or at such other place as Lender may hereafter designate from time to time and at its option and upon the request of Lender, Value Clothing shall execute and deliver to Lender one or more promissory notes in form and substance satisfactory to Lender to further evidence such loans.

            (e) Interest shall be payable by Value Clothing to Lender on the last day of each month upon the closing daily balances in its account for each day during such month at a rate equal to the Annual Rate. The Annual Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Index Rate, effective on the first day of the month after any change in the Index Rate based on the Index Rate in effect on the last day of the month in which any such change occurs. The Annual Rate in effect hereunder on the date hereof, expressed in terms of simple interest is 8 1/4 (8 1/4%) percent per annum. Interest shall be calculated on the basis of a three hundred sixty (360) day year and shall be included in each monthly statement of the loan account of Value Clothing. Lender shall have the right, at its option, to charge all interest to the loan account of Value Clothing on the first day of each month, and such interest shall be deemed to be paid by the first amounts subsequently credited thereto.

            (f) No agreements, conditions, provisions or stipulations contained in this Amendment or in any of the other Financing Agreements or the occurrence of an Event of Default or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Amendment or in any of the other Financing Agreements or the arising of any contingency whatsoever shall entitle Lender to collect, in any event, interest exceeding the Maximum Legal Rate, and in no event shall Value Clothing be obligated to pay interest exceeding such Maximum Legal Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Value Clothing to pay a rate of interest exceeding such Maximum Legal Rate shall be without binding force or effect at law or in equity, to the extent only of the excess of interest over such maximum interest allowed by law. In the event any interest is charged in excess of the Maximum Legal Rate (herein referred to as the "Excess"), Value Clothing and Lender acknowledge and stipulate that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of any Obligations due, and, second, returned to Value Clothing, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship. The parties hereto recognize that with fluctuations in the Index Rate such an unintentional result could inadvertently occur. By the execution of this Amendment, Value Clothing covenants that (i) the credit or return of any Excess shall constitute the acceptance by Value Clothing of any such Excess, and (ii) Value Clothing shall not seek or pursue any other remedy, legal or equitable, against Lender based, in whole or in part, upon the charging or receiving of any interest in excess of the Maximum Legal Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with the Obligations of Value Clothing shall be amortized, prorated, allocated and spread in equal parts during the entire term of the financing arrangements of Lender with Value Clothing.

            (g) If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged to Value Clothing under this Amendment than is presently allowed by applicable state or federal law, then the limitation of interest hereunder and under the Accounts Agreement shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable upon demand.

            (h) Until the authority of the Value Slacks Companies to do so is curtailed or terminated at any time by Lender, the Value Slacks Companies shall, at their expense and on behalf of Lender, collect, as the property of Lender and in trust for Lender, all proceeds from the sale of the inventory of the Value Slacks Companies, in whatever form, including, without limitation, all cash, checks, credit or debit card transaction records, and all forms of daily retail store receipts, as well as all other proceeds of Collateral or any other cash proceeds. At such time hereafter as Lender may request, the Value Slacks Companies shall not commingle such collections with the Value Slacks Companies' own funds. Upon Lender's request, the Value Slacks Companies shall on the day received deposit all such proceeds into deposit accounts subject to the provisions set forth below for the collection and transfer of sales proceeds.
  At such time as proceeds of Collateral of the Value Slacks Companies are deposited into deposit accounts subject to the provisions set forth below, such proceeds when received by Lender at such place as Lender may designate from time to time shall be credited to the loan account of Value Clothing after adding two
  (2) business days for remittances by federal funds wire transfers and five (5) business days for collection, clearance and transfer of all other remittances, in each instance conditional upon final payment to Lender.

            (i) At such time as Lender may request, the Value Slacks Companies shall, in a manner satisfactory to Lender from time to time, enter into deposit account arrangements and merchant payment arrangements with respect to credit and debit card sales, such that all proceeds of the sale of the inventory of the Value Slacks Companies of every form, including, without limitation, cash, checks, credit or debit card receipts and charge slips and other forms of daily store receipts, or amounts payable upon letters of credit, bankers' acceptances and other proceeds of such Collateral shall be deposited into a blocked account under Lender's control or deposited into one of the deposit accounts that is approved by Lender with respect to which irrevocable instructions from the Value Slacks Companies have been accepted by the depository bank to transfer all collected funds to a blocked account under the control of Lender. In connection therewith, the Value Slacks Companies shall execute such instructions, blocked account and other agreements as Lender, in its discretion, shall specify.

            (j) The Value Slacks Companies shall immediately upon obtaining knowledge thereof report to Lender all reclaimed, repossessed or returned goods (other than returns in the ordinary course of business of the Value Slacks Companies which shall only be reported to Lender with such frequency and in such manner as Lender may reasonably require). At Lender's request, any goods reclaimed or repossessed by or returned to the Value Slacks Companies will be set aside, marked with Lender's name and held by the Value Slacks Companies for the account of Lender.

       4. Inventory Loan Sublimits. Notwithstanding anything to the contrary contained herein or in any of the other Financing Agreements, except in Lender's discretion, (a) the aggregate unpaid principal amount of the loans outstanding at any time based on the Eligible Inventory of Farah USA and the Eligible Value Slacks Inventory, regardless of the amounts of such Eligible Inventory or Value Slacks Eligible Inventory, shall not exceed $20,000,000 and (b) the aggregate unpaid principal amount of the loans outstanding at any time based on the Value of the Eligible Value Slacks Inventory, regardless of the amounts of the Eligible Value Slacks Inventory, shall not exceed $2,000,000.

       5.   Maximum Credit.

            (a) Except in Lender's discretion, the aggregate unpaid principal amount of the loans by Lender to Borrowers outstanding at any time plus all then outstanding Credits (and all other commitments and obligations made or incurred by Lender with respect to such Credits) shall not exceed the amount of the Maximum Credit.

            (b) Section 2.3 of the Accounts Agreement is hereby deleted in its entirety and the following substituted therefor:

            "Lender may, from time to time, permit the outstanding amount of any components of the loans by Lender to Borrowers and/or Credits, or the aggregate amounts of such outstanding loans and Credits to exceed the amounts available under the lending formulas provided for herein or otherwise as to each of Borrowers, the lending sublimit set forth in Section 4 of Amendment No. 10 to Financing Agreements, or the Maximum Credit, as applicable; provided, that, should Lender so permit in any one instance such event shall not operate to limit, waive or otherwise affect any rights of Lender on any future occasions. In such event, and without limiting the right of Lender to demand payment of the Obligations, or any portion thereof, in accordance with any other terms of the Accounts Agreement, Amendment No. 10 to Financing Agreements or the other Financing Agreements, Borrowers shall remain liable therefor and Borrowers shall, upon demand by Lender, which may be made at any time and from time to time, repay to Lender the entire amount of any such excess(es) or in accordance with such other terms as Lender may agree to in writing at the time."

       6. Interest Rate. The first sentence of Section 3.1 of the Accounts Agreement is hereby deleted in its entirety and the following substituted therefor:

            "3.1 Interest shall be payable by Borrowers to Lender on the first day of each month upon the closing daily balance in the loan account(s) of Borrowers for each day during the immediately preceding month at a rate equal to two and one-quarter percent (2 1/4%) per annum in excess of the Index Rate (the "Annual Rate")."

       7. Unused Line Fee. Section 3.8 of the Accounts Agreement is hereby deleted in its entirety and the following substituted therefor:

            "With respect to each month (or part thereof) that the Accounts Agreement is in effect or so long as any of the Obligations are outstanding, Borrowers shall pay to Lender a fee at a rate equal to one-half of one (1/2%) percent per annum calculated for such month and payable monthly, in arrears, upon the excess, if any, of: (i) $17,500,000 over (iii) the average of the daily principal balances of the outstanding loans by Lender to Borrowers and the Credits for such month (or part thereof)."

       8.   Farah USA Financial Covenants.

            (a)  Section 2.1 of the Covenant Supplement to the
  Accounts Agreement is hereby deleted in its entirety and the following substituted therefor:

            "2.1 Net Worth. Farah USA will, at all times, maintain a Consolidated Tangible Net Worth of not less than the following amounts during the fiscal years of Farah USA indicated opposite such amounts:

            Fiscal Years                   Amount
                 1993                  $(27,500,000)
                 1994                   (26,700,000)
                 1995 and at all
                   times thereafter     (24,700,000)"

            (b)  Section 2.2 of the Covenant Supplement to the
  Accounts Agreement is hereby deleted in its entirety and the following substituted therefor:

            "2.2 Working Capital. Farah USA will, at all times, maintain a Consolidated Working Capital of not less than the following amounts during the fiscal years of Farah USA indicated opposite such amounts:

            Fiscal Years                  Amounts

                 1993                    $ 7,500,000
                 1994 and at all
                 times thereafter        $10,000,000"

            (c)  Section 2.3 of the Covenant Supplement to the
  Accounts Agreement is hereby deleted in its entirety and the following substituted therefor:

            "2.3 Capital Expenditures. Borrower will not, and will not permit any subsidiary to, in the aggregate for all of them, directly or indirectly, expend or commit to expend (through purchase, capital leases or otherwise) fixed or capital assets, or incur Indebtedness to finance the acquisition of fixed or capital assets, on a non-cumulative basis (such that expenditures not made or committed to be made in any one fiscal year may not be made or permitted to be made in any following fiscal year) in excess of $5,000,000 in any fiscal year."

            (d)  Section 2 of the Covenant Supplement to the
  Accounts Agreement is hereby amended by adding a new Section 2.14 as follows:

            "2.14  Pre-Tax Profits.

            (a) Borrower shall have Pre-Tax Profits of not less than the following amounts for the period from the beginning of Borrower's then current fiscal year through and including the fiscal quarters ending at the date indicated opposite such amounts:

            Quarter Ending                Pre-Tax Profits

            January 31, 1994                     $  925,000
            April 30, 1994                        2,550,000
            July 31, 1994                         3,500,000
            October 31, 1994                      4,550,000
            January 1, 1995                       1,100,000
            April 30, 1995                        2,800,000
            July 31, 1995                         4,000,000
            October 31, 1995                      5,300,000

            (b) Borrower shall have Pre-Tax Profits of not less than $750,000 for its fiscal quarter ending
       October 31, 1993.

            (c) Borrower shall have Pre-Tax Profits of not less than $(2,300,000) for its fiscal year ending
       October 31, 1993."

       9.   Farah Incorporated Amendments.

            (a) Section 3(g) of the General Security Agreement, dated as of August 2, 1990, by Farah Incorporated in favor of Lender (the "Farah Inc. Security Agreement") is hereby deleted in its entirety and the following substituted therefor:

            "(g) Guarantor will, at all times, maintain a Consolidated Tangible Net Worth of not less than the following amounts during the fiscal years of Guarantor indicated opposite such amounts:

            Fiscal Year                        Amount

                 1993                        $36,000,000
                 1994                         36,800,000
                 1995 and at all
                 times thereafter             38,800,000"

            (b) Section 3(h) of the Farah Inc. Security Agreement is hereby deleted in its entirety and the following substituted therefor:

            "(h) Guarantor will at all times, maintain a Consolidated Working Capital of not less than $22,500,000."

            (c) Section 3(i) of the Farah Inc. Security Agreement is hereby deleted in its entirety and the following substituted therefor:

            "(i) Guarantor will not, and will not permit any subsidiary to, in the aggregate for all of them, directly or indirectly, expend or commit to expend (through purchase, capital leases or otherwise) fixed or capital assets, or incur Indebtedness to finance the acquisition of fixed or capital assets, on a non-cumulative basis (such that expenditures not made or committed to be made in any one fiscal year may not be made or committed to be made in any following fiscal year) in excess of $7,000,000 in the fiscal year of Guarantor ending October 31, 1993 and $6,500,000 in any fiscal year thereafter."

            (d)  Section 3(m)(x) of the Farah Inc. Security
  Agreement is hereby deleted in its entirety and the following substituted therefor:

            "(x) the guarantees by Guarantor of the
       obligations of Value Slacks, Inc. pursuant to certain real property leases; provided, that, (A) in no event shall the aggregate liability of Guarantor thereunder exceed $2,300,000; (B) Guarantor will not, and will not permit Value Slacks, Inc. to, amend, modify, alter or change the terms of such guarantees or leases in any material respect so as to increase the liabilities of Guarantor or Value Slacks, Inc. thereunder; and (C) Guarantor will furnish to Lender all material notices, demands or other materials concerning such guarantees and leases, promptly after receipt thereof or concurrently with the sending thereof, as the case may be."

       10. Value Slacks Inventory Locations. Section 3(b) of the General Security Agreement, dated as of August 2, 1990, by the
  Value Slacks Companies in favor of Lender is hereby deleted in its entirety and the following substituted therefor:

            "(b) The addresses of the principal places of business and chief executive offices of Guarantors are set forth on the signature page hereof, which addresses are the mailing addresses for such principal places of business and chief executive offices. The books and records relating to the Collateral are located at such addresses.

            (i) The only locations of any Collateral are those addresses listed on Exhibit A to Amendment No. 10 to Financing Agreements by and among Borrower, Guarantors, certain of their affiliates and Lender and those new locations which may hereafter be opened in accordance with Section 3(b)(ii) hereof. Guarantors will not remove any Collateral from such locations, without Lender's prior written consent, except for sales of Inventory in the ordinary course of Guarantors' businesses and except to move Collateral directly to any other location listed on Exhibit A or to a new location opened in accordance with Section 3(b)(ii) hereof.

            (ii) Each of Guarantors may open any new location within the continental United States provided it (A) gives Lender ten (10) days prior written notice of the intended opening of any such new location and (B) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral to be located in such location, including, without limitation, UCC financing statements and agreements from appropriate Persons acknowledging Lender's liens on the Collateral to be located in such location, waiving any lien or claim by such Person to the Collateral and permitting Lender access to the premises to exercise its rights and remedies and otherwise deal with the Collateral, in each case in form and substance satisfactory to Lender."

       11. Term. Section 9.1 of the Accounts Agreement is hereby deleted in its entirety and the following substituted therefor:

            "9.1(a) This Agreement and the other Financing Agreements shall continue in full force and effect for a term ending on the Renewal Date and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, (i) Lender or both Borrowers (but not either Borrower alone) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice and
       (ii) both Borrowers (but not either Borrower alone) may terminate this Agreement and the other Financing Agreements other than on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to Lender at least sixty (60) days prior written notice, subject to the terms hereof (including, without limitation, Section 9.1(c) below and the payment to Lender of the early termination fee provided for in
       Section 9.2 below). This Agreement and all other Financing Agreements must be terminated simultaneously.

            (b) In addition, Lender shall have the right to terminate this Agreement and the other Financing Agreements as to future loans and Credits and other liabilities of Lender immediately at any time upon the occurrence of an Event of Default or an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

            (c) Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender in full, all outstanding and unpaid Obligations (including, but not limited to, the loans and all interest, fees (including the early termination fee provided herein, if applicable), charges, expenses and other amounts provided for hereunder, under the other Financing Agreements or otherwise) and shall furnish cash collateral to Lender for all undrawn amounts available pursuant to previously issued and outstanding Credit, by wire transfer in federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York, New York time.

            (d) No termination of the Financing Agreements shall relieve or discharge Borrowers of their duties, obligations and covenants under the Financing Agreements until all Obligations have been fully indefeasibly discharged and paid, and Lender's continuing security interests in the Collateral shall remain in effect until all such Obligations have been fully and indefeasibly discarded and paid."

       12. Release of Pledge of Certain Mexican Stock. Subject to the terms and conditions contained herein, effective as of October 1, 1993, Lender shall release certain shares of the capital stock of Dimmit Industries, S.A. de C.V. and Touche Industries, S.A. de C.V. from the pledge and security interest previously made by Farah USA to Lender pursuant to the Pledge and Security Agreement, dated as of August 2, 1990, by Farah USA in favor of Lender so that Lender shall have a pledge of, and security interest in, only sixty-six (66%) percent of all of the issued and outstanding shares of capital stock of each of Dimmit Industries, S.A. de C.V. and Touche Industries, S.A. de C.V.
  Such release shall be in accordance with the Amendment No. 1 to Pledge and Security Agreement, dated of even date herewith, between Farah USA and Lender. Notwithstanding anything to the contrary contained therein or in any other agreement such release shall only be effective upon the satisfaction of each of the conditions precedent set forth in this Amendment.

       13.  Early Termination Fee.  Section 9.2 of the Accounts
  Agreement is hereby deleted in its entirety and the following substituted therefor:

            "9.2 If Lender terminates this Agreement or the other Financing Agreements upon the occurrence of an Event of Default or, at the request of Borrowers prior to the Renewal Date, or prior to any subsequent anniversary of the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers hereby agree to pay to Lender, upon the effective date of such termination, an early termination fee in any amount equal to:

       (a) two (2%) percent of the Maximum Credit, if such termination is effective on or prior to November 3, 1994; or

       (b) one (1%) percent of the Maximum Credit, if such termination is effective after November 3, 1994, but prior to the Renewal Date or if such termination is effective after the Renewal Date on a date other than an anniversary of the Renewal Date.

       Such early termination fee shall be presumed to be the amount of damages sustained by said early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 9.2 shall be deemed included in the Obligations. The letter agreement, dated July 16, 1993, by and among Lender, Borrowers and certain of their affiliates with respect to the early termination fee is hereby terminated and of no further force and effect."

       14. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Guarantors to Lender pursuant to the Financing Agreements, each of Borrowers and Guarantors hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

            (a) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

            (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms.

       15. Conditions Precedent. The effectiveness of the other terms and conditions contained herein shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender and its counsel:

            (a) an absolute and unconditional guarantee of payment of the Obligations of Value Clothing to Lender, each duly authorized, executed and delivered by each of Farah USA, Value
  Slacks and the Guarantors;

            (b) certified copies of directors' resolutions of Farah USA, the Value Slacks Companies and the Guarantors evidencing the authorization and approval of this Amendment, the guarantees referred to above and as to Value Clothing, the new borrowing arrangements to be provided by Lender to Value Clothing hereunder;

            (c)  originals of the Value Slacks Puerto Rico
  Agreements, duly authorized, executed and delivered by the Value Slacks Companies and any other parties thereto;

            (d)  appropriate lien search results for all
  jurisdictions in Puerto Rico in which assets of the Value Slacks Companies are located, which results are in all respects satisfactory to Lender;

            (e) evidence that Lender has valid and perfected first priority security interests in and liens upon all of the inventory of the Value Slacks Companies in Puerto Rico;

            (f) an opinion letter of counsel to Farah USA, the Value Slacks Companies and Guarantors with respect to the matters provided for in this Amendment (including an opinion letter of counsel to the Value Slacks Companies in Puerto Rico) and such related matters as Lender may reasonably request;

            (g)  the Limited Guarantee and Waiver by Farah (Far
  East) Limited in favor of Lender with respect to the Obligations, the Pledge and Security Agreement by Farah (Far East) Limited in favor of Lender providing for the pledge by Farah (Far East) Limited to Lender of sixty-six (66%) percent of all of the issued and outstanding shares of capital stock of its wholly-owned subsidiary, Corporacion Farah-Costa Rico, S.A., together with the original stock certificates representing such shares properly endorsed and assigned as may be required under any applicable law and a stock power in blank with respect to such certificates, in the case of each of the foregoing as duly authorized, executed and delivered by the parties thereto;

            (h) such agreements from participants as may be required to effectuate the terms and provisions of this Amendment; and

            (i) an original of this Amendment, duly authorized, executed and delivered by Farah USA, the Value Slacks Companies and Guarantors.

       16. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER FINANCING AGREEMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY INSTRUMENT, DOCUMENT OR GUARANTY DELIVERED PURSUANT HERETO OR TO ANY OF THE FOREGOING, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF OR PURSUANT TO THE OTHER FINANCING AGREEMENTS, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING BETWEEN FARAH USA, THE VALUE SLACKS COMPANIES AND GUARANTORS AND LENDER.

       17. WAIVER OF COUNTERCLAIMS; JURISDICTION; SERVICE OF PROCESS. EACH OF FARAH USA, THE VALUE SLACKS COMPANIES AND GUARANTORS HEREBY WAIVES ALL RIGHTS OF SETOFF AND RIGHTS TO IMPOSE COUNTERCLAIMS IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, THE OTHER FINANCING AGREEMENTS, THE OBLIGATIONS, THE COLLATERAL, OR ANY TRANSACTION BETWEEN THE PARTIES HERETO, AND IRREVOCABLY CONSENTS AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK CITY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE DISTRICT COURT OF THE STATE OF TEXAS AND THE UNITED STATES DISTRICT FOR THE NORTHERN DISTRICT OF TEXAS AND THE COURTS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED AND OF ANY FEDERAL COURT LOCATED IN SUCH STATES IN CONNECTION WITH ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER FINANCING AGREEMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY DOCUMENT, INSTRUMENT OR GUARANTY DELIVERED PURSUANT HERETO OR TO ANY OF THE FOREGOING. IN ANY SUCH LITIGATION, EACH OF FARAH USA, THE VALUE SLACKS COMPANIES AND GUARANTORS WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AND BY TELECOPIER, DIRECTED TO IT AT ITS CHIEF EXECUTIVE OFFICE SET FORTH IN THE ACCOUNTS AGREEMENT OR THE OTHER FINANCING AGREEMENTS, OR DESIGNATED IN WRITING PURSUANT TO THIS AGREEMENT, OR IN ANY OTHER MANNER PERMITTED BY THE RULES OF SAID COURTS. WITHIN THIRTY (30) DAYS AFTER SERVICE, FARAH USA, THE VALUE SLACKS COMPANIES AND GUARANTORS NAMED IN SUCH SUMMONS, COMPLAINT OR OTHER PROCESS FAILING WHICH FARAH USA, THE VALUE SLACKS COMPANIES AND GUARANTORS, AS THE CASE MAY BE, SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY LENDER AGAINST SUCH BORROWERS OR GUARANTORS FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

                                     FARAH U.S.A., INC.

                                     By:     /s/ James C. Swaim

                                     Title:  Treasurer

  ACKNOWLEDGED AND AGREED:

  FARAH INCORPORATED                 FTX, INC.
  FARAH INTERNATIONAL, INC.
  VALUE SLACKS, INC.                 By:     /s/ Thomas H. Ludwick
  VALUE CLOTHING COMPANY, INC.
  FARAH SALES CORP.                  Title:  Treasurer
  FARAH MANUFACTURING SERVICES, INC.
  FARAH MANUFACTURING COMPANY, INC.
  FARAH MANUFACTURING COMPANY
    OF NEW MEXICO, INC.
  FARAH CLOTHING COMPANY, INC.
  RADCO SPORTSWEAR, INC.

  By:       /s/ James C. Swaim

  Title:    Treasurer




  ACKNOWLEDGED AND AGREED:

  CONGRESS FINANCIAL CORPORATION
    (SOUTHWEST)

  By:         /s/ Peter J. Levy

  Title:      Senior Vice President